UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 15, 2025

TEN Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-42515	99-1291725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1170 Wheeler Way Langhorne, PA	19047
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:	1.800.909.9598

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	XHLD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2025, the Board of Directors (the “Board”) of TEN Holdings, Inc. (the “Company”) appointed Mr. Yuji Ishida and Mr. Gan Yong Sheng to fill the vacancies on the Board created by the departures of Mr. David Price and Mr. Justin Sherrock as disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025. Mr. Ishida and Mr. Yong Sheng will serve on the Board until the Company’s 2026 annual meeting of shareholders or until their successors are duly elected and qualified or their earlier resignation or removal. The Board also appointed Mr. Ishida and Mr. Yong Sheng to serve as members of the Audit Committee of the Board (the “Audit Committee”). Mr. Ishida will serve as Chair of the Audit Committee.

As compensation for service as non-employee directors Mr. Ishida will receive an annual cash retainer of $20,000 and Mr. Yong Sheng will receive an annual cash retainer of $10,000.

The Company also entered into its standard form of indemnification agreement with each of Mr. Ishida and Mr. Yong Sheng, pursuant to which the Company has agreed to indemnify each of Mr. Ishida and Mr. Yong Sheng to the maximum extent of the coverage permitted by applicable law.

There were no arrangements or understandings pursuant to which Mr. Ishida or Mr. Yong Sheng were appointed as directors or members of the Audit Committee, and since the beginning of the Company’s last fiscal year, neither Mr. Ishida nor Mr. Yong Sheng has engaged in any transaction with the Company that would be reportable as a related person transaction under Item 404(a) of Regulation S-K.

The Board has determined that both Mr. Ishida and Mr. Yong Sheng will be “independent” as defined under applicable NASDAQ Marketplace Rules at the time of his appointment.

Item 8.01 Other Events.

As previously disclosed in the Company’s Current Report on Form 8-K filed on July 2, 2025, on June 30, 2025, the Company received two deficiency letters from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”), notifying the Company that it was in breach of Listing Rule 5550(a)(2) and Listing Rule 5605. On December 16, 2025, the Company received two letters from the Staff notifying the Company that the Staff has determined that the Company has regained compliance with Listing Rule 5550(a)(2) and Listing Rule 5605.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are furnished or filed with this report, as applicable:

Exhibit No.	Description
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEN HOLDINGS, INC.

Date: December 16, 2025	By:	/s/ Randolph Wilson Jones III
Randolph Wilson Jones III
Chief Executive Officer and Director